UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 30, 2010

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	2-81353	52-1273725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2455 Morris Avenue, Union, New Jersey		07083
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 30, 2010, the Registrant issued a press release commenting on results of operations for the three months ended March 31, 2010.  A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 30, 2010, the Audit Committee of the Board of Directors of Center Bancorp, Inc. (the “Company” or “Center”) and of the Board of Directors of Union Center National Bank (the "Bank") concluded that a restatement of Center's and Bank's financial statements for the year ended December 31, 2009 is necessary to conform to regulatory reporting positions taken, as they relate to the previously reported loan receivable from Highlands State Bank (“Highlands”). As previously reported, this loan participation ended and the Bank made demand for payment from Highlands in 2009.  In its Annual Report on Form 10-K for the year ended December 31, 2009 (the “Annual Report”), as originally filed, Center treated the amount due as a receivable from Highlands rather than as a loan since the participation had ended.  Bank regulators have concluded that solely for purposes of the Consolidated Reports of Condition and Income (“Call Reports”) filed by the Bank with the bank regulators, the item should be maintained consistent with its classification prior to December 31, 2009, despite the termination of the participation.  After reviewing this matter with the Audit Committee, the Bank has agreed to account for this item in its Call Reports in the manner proposed by the bank regulators and Center has determined to restate its year-end financial statements filed with the SEC to assure that the financial statements filed with the SEC are consistent with the financial statements filed as part of the Call Reports.  The change resulted in, among other things, (i) an increase in loans outstanding at December 31, 2009 of $4,153,000, (ii) a resultant increase in the allowance for loan losses of $436,000 at December 31, 2009 and (iii) a resultant increase in the provision for loan losses of $1,336,000 for the year ended December 31, 2009.  The increase in the provision for loan losses in turn lowered year-end after-tax net income by $802,000 or $0.06 per fully diluted share.  The Company and its counsel remain confident regarding its legal position with respect to its underlying litigation with Highlands and intend to continue to vigorously pursue its current course of legal action for repayment of the amount payable to the Bank.

The Audit Committee has discussed the matters mentioned herein with the Company’s independent registered public accounting firm, ParenteBeard LLC.

The Company's consolidated financial statements for the year ended December 31, 2009, together with the notes related thereto, as set forth in the annual report as initially filed should no longer be relied upon. Center intends to file, on or before May 3, 2010, an amendment to its Annual Report to reflect the restatement.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1 – Press release, dated April 30, 2010, of the Company. The press release is deemed to be furnished to, and not filed with, the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

By:	/s/ Anthony C. Weagley
Name: Anthony C. Weagley
Title: President and Chief Executive Officer

Dated:  April 30, 2010

EXHIBIT INDEX

Exhibit 99.1 – Press release, dated April 30, 2010 of the Company.